FOR IMMEDIATE RELEASE

Ann Robinson Joins HomeTrust Bank as Upstate South Carolina Market President
ASHEVILLE, NC, February 1, 2016 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (the “Bank”), announced today that the Bank has hired Ann Robinson as Market President for the bank’s upstate South Carolina region. Robinson reports to C. Hunter Westbrook, Chief Banking Officer.
“Ann’s commercial credit background and over twenty years of large national and regional community banking experience in the Greenville, South Carolina market strengthens HomeTrust Bank’s strategy for growth in this market,” said C. Hunter Westbrook, Chief Banking Officer. “We are pleased to have a proven banking leader join our market president leadership team.”
Ann Robinson earned her Bachelor of Arts degree from Covenant College with majors in Business and Math, as well as her Master of Business Administration degree from the University of Kansas. She has 24 years of experience in the financial services industry serving in commercial loan, credit and client relationship management roles. She began her career in banking with Valley View State Bank in Kansas City, Kansas as a loan participation coordinator, moving to Bank IV, Kansas City, as a credit analyst in 1993. She relocated to Greenville, South Carolina in 1996, and continued her banking career with Bank of America for nineteen years. She served in multiple management roles with Bank of America in the Global Commercial Bank division, including Senior Client Manager and Senior Credit Products Officer. Most recently, Robinson held senior banking positions with CertusBank and Park Sterling Bank. She has served in various leadership positions for community organizations, including Trustee of the South Carolina Independent Colleges & Universities, Chair of the Board of Directors for United Way of Greenville County, and board member of the Institute for Child Success. Ann graduated from the 2001 Leadership Greenville Class and was recognized in the Greenville Business Magazine’s 50 Most Influential People of 2013. She currently serves as the Chair of the Board of Directors of United Way Association of South Carolina.
“I’m thrilled to be joining HomeTrust Bank,” said Ann Robinson. “HomeTrust has a strong market position in its legacy North Carolina markets and I’m looking forward to leveraging this position, leading the bank’s growth in South Carolina. The bank’s culture and relationship-focused business model is a great fit for me professionally and personally.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2015 the Company had assets of $2.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added community banking through 39 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include: expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939